Exhibit 23.2

NSAI           Netherland, Sewell
     & Associates, Inc.

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the inclusion of our report of Royale Energy (the “Company”) dated February 18, 2011, in the Annual Report on Form 10-K for the year ended December 31, 2010, of the Company and its subsidiaries, to be filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus, which is part of the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer
Houston, Texas
March 11, 2011